UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2021

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Union Street, Suite 810
Seattle, Washington 98101
(Address of principal executive office)

(206) 903-1351
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01  Other Events.

On July 27, 2021, Know Labs, Inc. (the “Company”), an emerging leader in non-invasive medical diagnostics, announced that it had been granted the following three patents:

–
U.S. Patent No. 11,063,373: Non-invasive analyte sensor and system with decoupled transmit and receive antennas

–
U.S. Patent No. 11,031,970: Non-invasive analyte sensor and system with decoupled and inefficient transmit and receive antennas

–
U.S. Patent No. 11,058,317: Non-invasive detection of an analyte using decoupled and inefficient transmit and receive antennas

The patents were issued by the United States Patent and Trademark Office. Each of the newly issued patents relates to the unique configuration of the antennas used in Know Labs’ Bio-RFID sensors. This unique arrangement enhances Bio-RFID’s performance and improves its detection capabilities in identifying and measuring a variety of analytes non-invasively. The patents support the Company’s medical diagnostic focus while also signaling potential for additional non-medical applications. These new patents expand Know Labs’ intellectual property portfolio in radio frequency and microwave spectroscopy, further improving its technological position as it readies to launch non-invasive diagnostic devices.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated July 27, 2021. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: KNOW LABS, INC.

By: /s/ Ronald P. Erickson
Ronald P. Erickson
Chairman of the Board

July 27, 2021